Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Prospectus Supplement to the Registration Statement on Form F-3ASR of our report dated March 17, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Belite Bio, Inc for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

December 1, 2025